Exhibit 10.52

EMULEX CORPORATION

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Performance Stock Unit Award Agreement (this “Agreement”), is made and entered into effective as of the grant date (the “Grant Date”) set forth in the Notice of Grant of Award attached hereto (the “Notice”), by and between Emulex Corporation, a Delaware corporation (the “Company”), and the Director, Employee or Consultant (“Grantee”) named in the Notice.

Pursuant to the Emulex Corporation Amended and Restated 2005 Equity Incentive Plan (the “Plan”), the Administrator of the Plan has authorized the grant (the “Award”) to Grantee of a Performance Award, consisting of performance-based Restricted Stock Units (“Performance Stock Units”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. This Award is granted pursuant to Section 7.3 of the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Basis for Award. This Award is made pursuant to the Plan for valid consideration provided to the Company by Grantee. By Grantee’s execution of the Notice, Grantee agrees to the terms and conditions of the Performance Stock Units set forth in the Plan, the Notice, and this Agreement.

2. Performance Stock Unit Award. Each Performance Stock Unit represents the right to receive one (1) share of the Common Stock of the Company (the “Common Stock”) upon vesting. Grantee shall have none of the rights of a shareholder with respect to shares of Common Stock underlying an Award, including the right to vote the shares of Common Stock and to receive dividends thereon, unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

3. Vesting. Subject to and contingent upon the achievement of the applicable performance goals, as set forth in the Notice (the “Performance Goals”), and as determined in accordance with Section 7.3 of the Plan, subject to Grantee’s Continuous Service on the applicable vesting date, the Performance Stock Units shall vest according to the vesting schedule set forth in the Notice. If Grantee ceases Continuous Service for any reason (including, without limitation, termination of employment or service by the Company, resignation by Grantee, or Grantee’s death or Disability), all unvested Performance Stock Units immediately shall be canceled. The Administrator may accelerate vesting of the Performance Stock Units in such circumstances as it, in its sole discretion, may determine, consistent with the terms of the Plan. Notwithstanding the foregoing or anything to the contrary in the Company’s Change in Control Retention Plan (the “Retention Plan”) or Grantee’s Key Employee Retention Agreement (“KERA”), as applicable, in the event that Grantee’s Continuous Service is terminated by the Company (or its successor) without Cause or by Grantee for Good Reason (as such terms are defined in the Retention Plan or the KERA, as applicable), either (a) during a period when the Company is party to an agreement, the consummation of the transactions contemplated by which would result in the occurrence of a Change in Control or (b) within 24 months following a Change in Control, then any unvested Performance Stock Units shall not be forfeited at the time Grantee’s Continuous Service is terminated, but rather, immediately shall become fully vested and non-forfeitable (with the Performance Goals deemed to be achieved at the target achievement level).

4. Conversion of Units and Issuance of Shares. Subject to the achievement of the applicable Performance Goals, as determined in accordance with Section 7.3 of the Plan, upon each vesting date, one (1) share of Common Stock shall become issuable for each Performance Stock Unit that vests on such date. Within five (5) days thereafter, upon satisfaction of any tax withholding obligations, the Company will transfer to Grantee the number of shares of Common Stock with respect to which the restrictions have lapsed. Any fractional Performance Stock Unit remaining after the Award becomes partially vested on any partial vesting date shall be settled in cash within five (5) days thereafter.

5. Compliance with Laws and Regulations. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws, with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer, and other applicable laws and regulations governing the Award.

6. Tax Withholding. Grantee shall pay to the Company (in cash, or to the extent permitted by the Administrator, by tendering shares of Common Stock held by Grantee, including shares of Common Stock underlying Performance Stock Units that become vested (“Share Withholding”), with a Fair Market Value on the date the Performance Stock Units vest equal to the amount of Grantee’s minimum statutory tax withholding liability, or to the extent permitted by the Administrator, a combination thereof) any federal, state or local taxes of any kind required by law to be withheld with respect to the Performance Stock Units that have vested. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Performance Stock Units. Payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by tendering Common Stock or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

7. No Right to Continued Service. Nothing in this Agreement shall be deemed to impose any limitation on any right of the Company to terminate Grantee’s employment or service at any time, with or without cause.

8. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

a. Terms of the Plan. Grantee has received a copy of the Plan, has read and understands the Plan, the Notice and this Agreement, and agrees to be bound by their terms and conditions.

b. Tax Consequences. Grantee acknowledges that there may be adverse tax consequences upon the vesting of Performance Stock Units or disposition of the shares of Common Stock underlying such Performance Stock Units once vested, that Grantee should consult a tax advisor prior to such vesting or disposition, and that Grantee will be responsible for his/her own tax liability as a result of the grant or vesting of the Award.

c. Further Documents. Grantee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

9. Compliance with U.S. Federal Securities Laws. Grantee understands and acknowledges that notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Performance Stock Units is expressly conditioned upon compliance with the Securities Act and all applicable federal and state securities laws. Grantee agrees to cooperate with the Company to ensure compliance with such laws.

10. Cancellation of Unvested Stock Units. Unless otherwise provided herein or in an employment agreement, the terms of which have been approved by the Administrator, if unvested Performance Stock Units do not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such unvested Performance Stock Units shall be automatically cancelled immediately upon the occurrence of the event (including, without limitation, a termination of Grantee’s Continuous Service or any failure to satisfy the applicable Performance Goals) or time period after which such unvested Performance Stock Units may no longer become vested.

11. Transferability. Neither the Performance Stock Units, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily prior to vesting.

12. Adjustments. The number of unvested Performance Stock Units and the securities issuable upon vesting shall be automatically adjusted to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchanges of shares or other similar event affecting the Company’s outstanding Common Stock subsequent to the effective date of this Agreement.

13. Modification. The Agreement may not be modified except in writing signed by both parties.

14. Plan Governs. The terms and provisions of the Plan are incorporated herein by reference, and Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee.

16. Entire Agreement. The Plan and the Notice are incorporated herein by reference. This Agreement, the Notice and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

17. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address shown in the Company’s records. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile or telecopier.

18. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

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